UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 21, 2005
                        ---------------------------------

                  THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        --------------------------------

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       Indiana                         000-21671                  35-1887991
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)
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                    107 North Pennsylvania Street, Suite 700
                           Indianapolis, Indiana 46204
          (Address of Principal Executive Offices, including Zip Code)

                                 (317) 261-9000
              (Registrant's Telephone Number, Including Area Code)

                        --------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01.  Entry into a Material Definitive Agreement.
            ------------------------------------------

On April 21, 2005, the Compensation Committee of The National Bank of Indianapolis Corporation (the "Company") approved the terms and conditions for the 2005 Incentive Plan, the 2005 Discretionary Bonus Plan, and the 2005 Top Management Discretionary Bonus Plan. Following is a description of such plans.

2005 Incentive Plan
-------------------

All employees of the Company and The National Bank of Indianapolis (the "Bank"), its wholly-owned subsidiary, are eligible to participate in the 2005 Incentive Plan. To be eligible to receive awards under the 2005 Incentive Plan, an individual must be employed by the Company or the Bank at December 31, 2005. Under the terms of the 2005 Incentive Plan, all participating employees will receive a specified percentage of their annual salary, depending upon the net income of the Bank. The maximum amount that an individual may receive under the 2005 Incentive Plan would be an amount equal to 18% of that individual's annual salary. Under the terms of the 2005 Incentive Plan, all individuals will receive the same percentage of their annual salary as the bonus payment.

2005 Discretionary Bonus Plan
-----------------------------

The 2005 Discretionary Bonus Plan is to be used to reward individuals who have provided performance critical to the success of the Company and the Bank and to supplement the amounts received under the 2005 Incentive Bonus Plan. The individuals who are eligible to receive a bonus payment pursuant to this Plan and the amount of any bonus awarded under this Plan are determined by the Compensation Committee, after considering recommendations by Morris L. Maurer, the President of the Company and the Bank, and Philip B. Roby, the Executive Vice President and Chief Operating Officer of the Company and the Bank. Neither Mr. Maurer nor Mr. Roby are eligible to participate in the 2005 Discretionary Bonus Plan. The aggregate amount of bonus payments which can be made under this plan is $66,000. Awards under the 2005 Discretionary Bonus Plan are not subject to a formula payout (unlike the 2005 Incentive Bonus Plan).

2005 Top Management Discretionary Bonus Plan
--------------------------------------------

The only individuals eligible to participate in the 2005 Top Management Discretionary Bonus Plan are Morris L. Maurer, the President of the Company and the Bank, and Philip B. Roby, the Executive Vice President and Chief Operating Officer of the Company and the Bank. The aggregate amount which could awarded under this Plan equals $79,000, or approximately 15% of the base salary of the two participants in this Plan. Awards under this Plan are made in the discretion of the Compensation Committee and are not subject to a formula payout (unlike the 2005 Incentive Bonus Plan). Although the Compensation Committee did not establish specific performance goals under the terms of this Plan, in determining awards under this Plan the Compensation Committee will consider matters such as annual growth in total assets, loans, assets under management, net income and earnings per share; employee turnover; client retention; and, results of regulatory examinations.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  April 26, 2005

                                   THE NATIONAL BANK OF INDIANAPOLIS CORPORATION

                                   By: /s/ Debra L. Ross
                                       -----------------------------------------
                                       Debra L. Ross
                                       Chief Financial Officer